EXHIBIT 99.1

Marlin Reports Fourth Quarter 2018 Earnings and Declares a Cash Dividend of $0.14 Per Share

Strong origination volume results in Net Investment in Leases and Loans surpassing the $1 billion milestone

Fourth Quarter Summary:

  Net income of $6.4 million, or $0.51 per diluted share down from $15.9 million, or $1.27 per diluted share a year ago
  Net income on an adjusted basis of $6.4 million, or $0.51 per diluted share, increased 8.5% compared with net income on an adjusted basis of $5.9 million, or $0.47 per diluted share in the fourth quarter last year
  Net Investment in Leases and Loans totaled $1.0 billion, up 9.4% from a year ago and total managed assets ended the fourth quarter at $1.2 billion, up 17.8% from a year ago
  Total Sourced Originations of $216.3 million, up 15.9% year-over-year; Direct origination volume of $40.4 million, up 27.7% year-over-year
  Yield on Total Originations of 12.36%, down 41 basis points from the prior quarter and up 77 basis points year-over-year
  Annualized net charge-offs of 2.30%, compared with 1.90% in the prior quarter and 1.87% in the fourth quarter last year
  Provision for credit losses of $5.8 million compared with $4.9 million in the prior quarter and $4.5 million in the fourth quarter last year
  Equity to assets ratio of 17.01%, compared with 17.27% in the fourth quarter last year

Full Year 2018 Summary:

  Total Sourced Originations of $739.3 million, up 8.2% from a year ago
  Total Net Investment in Leases and Loans of $1.0 billion, up 3.1% from the prior quarter and up 9.4% from a year ago
  Net income of $25.0 million, or $2.00 per diluted share, compared with $25.3 million, or $2.01 per diluted share, in the prior year
  Net income on an adjusted basis of $25.4 million, or $2.04 per share, up from $18.9 million, or $1.50 per diluted share in the prior year
  ROE of 13.27%; ROE on an adjusted basis of 13.52% compared with ROE on an adjusted basis of 11.48% in the prior year

MOUNT LAUREL, N.J., Jan. 31, 2019 (GLOBE NEWSWIRE) -- Marlin (NASDAQ: MRLN), a nationwide provider of capital solutions to small businesses (“Marlin” or the “Company”), today reported fourth quarter 2018 net income of $6.4 million, or $0.51 per diluted share, compared with net income of $15.9 million, or $1.27 per share a year ago. Fourth quarter net income on an adjusted basis was $6.4 million, or $0.51 per diluted share, compared with $5.9 million or $0.47 per diluted share a year ago.

For the year ended December 31, 2018, net income was $25.0 million, or $2.00 per diluted share, down from $25.3 million, or $2.01 per diluted share, in 2017. For the year ended December 31, 2018, adjusted net income increased 34.9% to $25.4 million, or $2.04 per diluted share, compared with $18.9 million, or $1.50 per diluted share, in the prior year.

Commenting on the Company’s results, Jeffrey A. Hilzinger, Marlin’s President and CEO, said, “We completed the year with a strong fourth quarter driven by solid origination volume that led to Net Investment in Leases and Loans reaching a record level and excellent year-over-year growth in adjusted net income. Fourth quarter Total Sourced Origination volume was $216.3 million compared with $186.5 million last year, resulting in a year-over-year improvement of 15.9%. This increase included strong growth from both our Equipment Finance and Working Capital Loan products as well as from our Direct origination channel. In addition, as part of Marlin’s capital markets initiatives, we referred or sold $62.6 million of leases and loans. Due to these origination and capital markets activities, our Net Investment in Leases and Loans increased 9.4% from a year ago and surpassed the $1 billion milestone for the first time in Company history, and total managed assets grew to nearly $1.2 billion, an increase of 17.8% from a year ago. At the bottom line, adjusted earnings expanded sharply on a year-over-year basis for both the fourth quarter and full-year.”

Mr. Hilzinger concluded, “While overall asset quality of our portfolio remains strong, charge-offs during the fourth quarter were elevated due primarily to fraudulent activity perpetrated by a single vendor. Charge-offs in the fourth quarter associated with fraud by this vendor totaled $1.2 million. Excluding the fraud, net charge-offs in the fourth quarter would have been 1.69% on an annualized basis which is better than the average for the prior four quarters of 1.74% and adjusted earnings per share would have been $2.11. Significant actions have been taken throughout 2018 to combat fraud risk including the implementation of new anti-fraud tools, increased vendor surveillance staff and enhancements to procedures. Overall, we expect our portfolio performance to continue to be stable and remain within our targeted range.”

Results of Operations
Total Sourced Origination volume for the fourth quarter of $216.3 million was up 15.9% from a year ago. Direct origination volume of $40.4 million in the fourth quarter was up 27.7% from $31.6 million in the fourth quarter of 2017. Indirect origination volume in the fourth quarter of 2018 was $159.5 million, up from $148.5 million in the same period a year ago. Referral volume totaled $4.5 million, down from $6.5 million in the fourth quarter last year, largely due to the transition of leases originated by Marlin’s Horizon Keystone division to Marlin’s balance sheet over the past year.

Net interest and fee margin as a percentage of average finance receivables was 9.76% for the fourth quarter, down 18 basis points from the third quarter of 2018 and down 81 basis points from a year ago. The decrease in margin percentage was primarily a result of an increase in interest expense, partially offset by an increase of 77 basis points in new origination loan and lease yield over last year. The Company’s interest expense as a percent of average finance receivables increased to 220 basis points compared with 207 basis points for the previous quarter due exclusively to the securitization completed in the third quarter. Interest expense as a percent of average finance receivables increased from 145 basis points for the fourth quarter of 2017 due primarily to the impact on funding costs from the recent securitization and to a lesser extent an increase in deposit rates.

On an absolute basis, net interest and fee income was $23.7 million for the fourth quarter of 2018 compared with $23.6 million for the fourth quarter last year.

Non-interest income was $7.1 million for the fourth quarter of 2018, compared with $4.4 million in the prior quarter and $5.3 million in the prior year period. The year-over-year increase in non-interest income is primarily due to an increase in gains-on-sale and to a lesser extent an increase in insurance-related income. Non-interest expense was $16.4 million for the fourth quarter of 2018, compared with $15.7 million in the prior quarter and $15.4 million in the fourth quarter last year.

The Company’s efficiency ratio for the fourth quarter was 53.1% compared with 53.3% in the fourth quarter last year. The Company’s non-GAAP efficiency ratio for the fourth quarter was 53.1% compared with 51.8% in the fourth quarter last year and, excluding acquisition related sales commissions and intangible amortization, the non-GAAP efficiency ratio in 2018 was 53.2% as compared to 55.0% in 2017. Marlin expects its efficiency ratio to continue to improve as the Company leverages its fixed costs through continued portfolio growth and from continued operational efficiencies generated by its various process improvement activities.

Marlin recorded an income tax expense of $2.3 million, representing an effective tax rate of 26.0% for the fourth quarter of 2018, compared with an income tax benefit of $6.9 million, for the fourth quarter of 2017 due to the Tax Cuts and Jobs Act of 2017 enacted on December 22, 2017 which resulted in a one-time net tax benefit of $10.2 million. Excluding the one-time tax benefit, Marlin recorded an income tax provision of $3.3 million for the fourth quarter of 2017, representing an effective tax rate of 37.0%.

Portfolio Performance
Allowance for credit losses as a percentage of total finance receivables was 1.62% at December 31, 2018 relatively consistent with 1.65% at September 30, 2018 and 1.63% at December 31, 2017.

Finance receivables over 30 days delinquent were 1.09% of the Company’s total finance receivables portfolio as of December 31, 2018, up 7 basis points from September 30, 2018 and up 7 basis points from December 31, 2017. Finance receivables over 60 days delinquent were 0.65% of the Company’s total finance receivables portfolio as of December 31, 2018, up 8 basis points from September 30, 2018 and up 10 basis points from December 31, 2017. Annualized fourth quarter net charge-offs were 2.30% of average total finance receivables versus 1.90% in the third quarter of 2018 and 1.87% a year ago.

As of December 31, 2018, the Company’s consolidated equity to assets ratio was 17.01%. This compares to 17.18% and 17.27%, in the prior quarter and year ago quarter, respectively.

Corporate Developments
On January 2, 2019 the Company announced the appointment of Michael R. Bogansky as Senior Vice President and Chief Financial Officer, effective February 1, 2019. Prior to joining Marlin, Mr. Bogansky was a Senior Vice President and Chief Financial Officer at PHH Corporation (formerly NYSE:PHH), as PHH was recently acquired by Ocwen Financial Corporation. Prior to that, he was Senior Vice President, Corporate Controller & Principal Accounting Officer of PHH.

Marlin’s Board of Directors today declared a $0.14 per share quarterly dividend. The dividend is payable February 21, 2019, to shareholders of record on February 11, 2019. Based on the closing stock price on January 31, 2019, the annualized dividend yield on the Company’s common stock is 2.53%.

Business Outlook
The Company’s guidance for the full year ending December 31, 2019 is as follows:

  Total Sourced Origination volume is expected to finish approximately 20% above 2018 levels
  Excluding the vendor fraud experienced in the fourth quarter of 2018, portfolio performance is expected to remain in line with the results observed over the last 12 months
  Net interest and fee margin, as a percentage of average finance receivables, is expected to be between 9.5% and 10.0%
  ROE is expected to continue to improve in 2019 as the Company continues to improve operating scale
  EPS is expected to be between $2.30 and $2.40 per share

Conference Call and Webcast
Marlin will host a conference call on Friday, February 1, 2019 at 9:00 a.m. ET to discuss the Company’s fourth quarter 2018 results. If you wish to participate, please call 877-407-0792 approximately 10 minutes in advance of the call time. The conference ID will be: “Marlin.” The call will also be webcast on the Investor Relations page of the Company’s website, www.marlinfinance.com. An audio replay will also be available on the Investor Relations section of Marlin’s website for 45 days.

About Marlin

Marlin is a nationwide provider of capital solutions to small businesses with a mission of helping small businesses fulfill their American dream. Our products and services are offered directly to small businesses and through financing programs with independent equipment dealers and other intermediaries. Marlin Business Services Corp. is publicly traded (NASDAQ: MRLN). For more information about Marlin, visit www.marlinfinance.com or call toll free at (888) 479-9111.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “intend” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned “Risk Factors” and “Business” in the Company’s Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Regulation G – Non-GAAP Financial Measures
In this release the Company uses certain financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company defines net income on an adjusted basis as net income excluding an after-tax charge related to a reserve for restitution in connection with certain payment processing practices in effect prior to February 2016 and charges for associated legal and consulting fees, the after-tax hurricane credit and insurance loss reserves, the after-tax executive severance, and the net tax benefit from the tax cut and jobs act, as applicable. The Company defines diluted earnings per share on an adjusted basis, return on average assets on an adjusted basis and return on average equity on an adjusted basis as the calculation used for the “as reported” number substituting net income as reported with net income on an adjusted basis while using the same denominator in the “as reported” number, where appropriate. The Company defines efficiency ratio on an adjusted basis as the calculation used for the “as reported” ratio adjusting the numerator for the reserve for restitution in connection with certain payment processing practices in effect prior to February 2016, hurricane insurance loss reserves, and executive severance, as applicable. The Company believes that these non-GAAP measures are useful performance metrics for management, investors and lenders, because it means to evaluate period-to-period comparisons of the Company's financial performance without the effects of certain adjustments in accordance with GAAP that may not necessarily be indicative of current operating performance.

Non-GAAP financial measures should not be considered as an alternative to GAAP financial measures. They may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Investor Contacts:
Ed Dietz
Senior Vice President & General Counsel
856-505-4458

Lasse Glassen
Addo Investor Relations
lglassen@addoir.com
424-238-6249

---Tables to Follow---

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
	2018	2017

	(Dollars in thousands, except per-share data)

ASSETS
Cash and due from banks	$5,088	$3,544
Interest-earning deposits with banks	92,068	63,602
Total cash and cash equivalents	97,156	67,146
Time deposits with banks	9,659	8,110
Restricted interest-earning deposits (includes $10.0 and $0 million at December 31, 2018, and	14,045	—
December 31, 2017, respectively, related to consolidated VIEs)
Investment securities (amortized cost of $11.2 million and $11.7 million at	10,956	11,533
December 31, 2018 and December 31, 2017, respectively)
Net investment in leases and loans:
Net investment in leases and loans, excluding allowance for credit losses	1,016,840	929,271
(includes $150.2 million and $0 million at December 31, 2018 and December 31, 2017, respectively, related to consolidatedVIEs)
Allowance for credit losses	(16,100)	(14,851)
Total net investment in leases and loans	1,000,740	914,420
Intangible assets	7,912	1,128
Goodwill	7,360	1,160
Property and equipment, net	4,317	4,204
Property tax receivables	5,245	6,292
Other assets	9,656	26,167
Total assets	$1,167,046	$1,040,160

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$755,776	$809,315
Long-term borrowings related to consolidated VIEs	150,055	—
Other liabilities:
Sales and property taxes payable	3,775	2,963
Accounts payable and accrued expenses	36,369	31,492
Net deferred income tax liability	22,560	16,741
Total liabilities	968,535	860,511

Stockholders’ equity:
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 75,000,000 shares authorized;
12,367,724 and 12,449,458 shares issued and outstanding at December 31, 2018 and
December 31, 2017, respectively	124	124
Additional paid-in capital	83,498	82,588
Stock subscription receivable	(2)	(2)
Accumulated other comprehensive loss	(44)	(96)
Retained earnings	114,935	97,035
Total stockholders’ equity	198,511	179,649
Total liabilities and stockholders’ equity	$1,167,046	$1,040,160

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

	(Dollars in thousands, except per-share data)

Interest income	$24,946	$22,994	$97,025	$87,455
Fee income	4,078	3,809	15,843	14,864
Interest and fee income	29,024	26,803	112,868	102,319
Interest expense	5,349	3,228	17,414	11,180
Net interest and fee income	23,675	23,575	95,454	91,139
Provision for credit losses	5,761	4,516	19,522	18,394
Net interest and fee income after provision for credit losses	17,914	19,059	75,932	72,745

Non-interest income:
Insurance premiums written and earned	2,108	1,881	8,087	7,155
Other income	5,017	3,417	13,347	9,577
Non-interest income	7,125	5,298	21,434	16,732
Non-interest expense:
Salaries and benefits	9,908	9,806	39,750	37,569
General and administrative	6,450	5,583	24,915	28,272
Non-interest expense	16,358	15,389	64,665	65,841
Income before income taxes	8,681	8,968	32,701	23,636
Income tax expense	2,259	(6,926)	7,721	(1,656)
Net income	$6,422	$15,894	$24,980	$25,292

Basic earnings per share	$0.52	$1.27	$2.01	$2.02
Diluted earnings per share	$0.51	$1.27	$2.00	$2.01

Cash dividends declared per share	$0.14	$0.14	$0.56	$0.56

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(Dollars in thousands, except per-share data)		(Dollars in thousands, except per-share data)
	(Unaudited)		(Unaudited)

Net income as reported	$6,422	$15,894	$24,980	$25,292

Deduct:
Executive separation	-	(551)	(631)	(551)
Charge in connection with regulatory matters	-	-	-	(4,816)
Hurricane credit loss reserve	-	-	-	(500)
Hurricane insurance loss reserve	-	110	-	(327)
Tax effect	-	168	162	2,369
Charges in connection with executive separation, regulatory matters, & hurricane reserves, net of tax	-	(273)	(469)	(3,825)

Net tax benefit resulting from the Tax Cuts and Jobs Act of 2017	—	10,246	—	10,246

Net Income on an adjusted basis	$6,422	$5,921	$25,449	$18,871

Diluted earnings per share as reported	$0.51	$1.27	$2.00	$2.01
Diluted earnings per share on an adjusted basis	$0.51	$0.47	$2.04	$1.50

Return on Average Assets as reported	2.28%	6.21%	2.29%	2.59%
Return on Average Assets on an adjusted basis	2.28%	2.31%	2.33%	1.94%

Return on Average Equity as reported	13.16%	38.08%	13.27%	15.38%
Return on Average Equity on an adjusted basis	13.16%	14.18%	13.52%	11.48%

Efficiency Ratio as reported	53.11%	53.30%	55.32%	61.04%
Efficiency Ratio on an adjusted basis	53.11%	51.77%	54.78%	55.76%

Net Income on an Adjusted Basis is defined as net income excluding the following: Third quarter 2018 charge of $0.6 million related to the departure of the Company's Chief Financial Officer. A Fourth quarter 2017 charge of $0.6 million related to the departure of the Company's Chief Operating Officer. A fourth quarter 2017 partial reversal of hurricane insurance reserve in the amount of $0.1 million. Fourth quarter 2017 net tax benefit in the amount of $10.2 million resulting from the Tax Cuts and Jobs Act of 2017. A third quarter 2017 $0.9 million charge related to credit and insurance hurricane loss reserves. A first quarter 2017 $4.2 million charge associated with recent regulatory matters and charges for associated legal and consulting fees in the amounts of $0.3 million and $0.4 million for the first quarter and second quarter 2017, respectively. The appropriate tax effect, where appropriate, on the aforementioned items. The efficiency ratio as reported and the efficiency ratio on an adjusted basis are not impacted by the $0.5 million hurricane credit loss reserve charge as the provision for credit losses is not included as part of the ratio numerator.

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES
SUPPLEMENTAL QUARTERLY DATA
(Dollars in thousands, except share amounts)
(Unaudited)

Quarter Ended:	12/31/17	3/31/18	6/30/18	9/30/18	12/31/18

Net Income:
Net Income	$15,894	$6,185	$6,467	$5,906	$6,422

Annualized Performance Measures:
Return on Average Assets	6.21%	2.37%	2.41%	2.04%	2.28%
Return on Average Stockholders' Equity	38.08%	13.69%	13.93%	12.36%	13.16%

EPS Data:
Net Income Allocated to Common Stock	$15,532	$6,065	$6,352	$5,808	$6,322
Number of Shares - Basic	12,187,666	12,188,906	12,199,089	12,214,913	12,202,652
Basic Earnings per Share	$1.27	$0.50	$0.52	$0.48	$0.52

Number of Shares - Diluted	12,230,858	12,245,019	12,269,989	12,296,726	12,286,748
Diluted Earnings per Share	$1.27	$0.50	$0.52	$0.47	$0.51

Cash Dividends Declared per share	$0.14	$0.14	$0.14	$0.14	$0.14

New Asset Production:
Direct Originations	$31,610	$30,869	$36,338	$35,469	$40,381
Indirect Originations	$148,468	$128,833	$135,865	$137,605	$159,534
Total Originations	$180,078	$159,702	$172,203	$173,074	$199,915

Equipment Finance Originations	$163,562	$141,646	$155,385	$153,503	$180,116
Working Capital Loans Originations	$16,516	$18,056	$16,818	$19,571	$19,799
Total Originations	$180,078	$159,702	$172,203	$173,074	$199,915

Assets originated for sale in the period	$0	$0	$1,801	$3,890	$11,905
Assets referred in the period	$6,466	$4,201	$5,638	$2,540	$4,451
Total Sourced Originations	$186,544	$163,903	$179,642	$179,504	$216,271
Assets sold in the period	$36,037	$22,981	$16,890	$40,986	$58,138

Implicit Yield on Direct Originations	19.22%	19.47%	18.59%	22.39%	21.79%
Implicit Yield on Indirect Originations	9.93%	10.75%	10.54%	10.29%	9.97%
Total Implicit Yield on Total Originations	11.59%	12.44%	12.24%	12.77%	12.36%

Implicit Yield on Equipment Finance Originations	9.46%	9.99%	9.94%	9.96%	9.68%
Implicit Yield on Working Capital Loans Originations	32.73%	31.68%	33.52%	34.85%	36.67%

# of Leases / Loans Equipment Finance	8,346	7,764	8,238	7,603	7,873
Equipment Finance Approval Percentage	56%	56%	56%	57%	59%
Average Monthly Equipment Finance Sources	1,244	1,190	1,240	1,174	1,140

Net Interest and Fee Margin (NIM)
Percent of Average Total Finance Receivables:
Interest Income	10.31%	10.19%	10.24%	10.37%	10.28%
Fee Income	1.71%	1.73%	1.66%	1.64%	1.68%
Interest and Fee Income	12.02%	11.92%	11.90%	12.01%	11.96%
Interest Expense	1.45%	1.49%	1.59%	2.07%	2.20%
Net Interest and Fee Margin (NIM)	10.57%	10.43%	10.31%	9.94%	9.76%

Cost of Funds (1)	1.58%	1.63%	1.76%	2.15%	2.43%

Interest Income Equipment Finance	$20,382	$20,639	$21,082	$21,489	$21,590
Interest Income Working Capital Loans	$2,322	$2,321	$2,463	$2,626	$2,824

Average Total Finance Receivables	$891,819	$913,804	$936,007	$957,755	$970,785
Average Net Investment Equipment Finance	$864,665	$884,946	$905,583	$925,900	$937,004
Average Working Capital Loans	$27,154	$28,858	$30,424	$31,855	$33,781

End of Period Net Investment Equipment Finance	$887,328	$900,763	$933,261	$937,897	$965,351
End of Period Working Capital Loans	$27,092	$29,864	$29,848	$32,528	$35,389
Total Owned Net Investment in Leases and Loans (2)	$914,420	$930,627	$963,109	$970,425	$1,000,740

Total Assets Serviced for Others	$74,359	$90,701	$98,442	$128,539	$164,029

Total Managed Assets	$988,779	$1,021,328	$1,061,551	$1,098,964	$1,164,769

Average Total Managed Assets	$950,327	$996,334	$1,030,579	$1,071,246	$1,117,069

Portfolio Asset Quality:

Total Finance Receivables
30+ Days Past Due Delinquencies	1.02%	1.05%	0.96%	1.02%	1.09%
30+ Days Past Due Delinquencies	$10,565	$10,994	$10,438	$11,270	$12,295

60+ Days Past Due Delinquencies	0.55%	0.64%	0.55%	0.57%	0.65%
60+ Days Past Due Delinquencies	$5,647	$6,735	$6,007	$6,244	$7,292

Equipment Finance
30+ Days Past Due Delinquencies	1.04%	1.07%	0.97%	1.02%	1.08%
30+ Days Past Due Delinquencies	$10,446	$10,942	$10,286	$10,913	$11,803

60+ Days Past Due Delinquencies	0.56%	0.66%	0.56%	0.57%	0.65%
60+ Days Past Due Delinquencies	$5,647	$6,735	$5,952	$6,137	$7,100

Working Capital Loans
15+ Days Past Due Delinquencies	0.95%	0.53%	0.59%	1.17%	1.44%
15+ Days Past Due Delinquencies	$264	$162	$183	$394	$526

30+ Days Past Due Delinquencies	0.43%	0.17%	0.49%	1.06%	1.35%
30+ Days Past Due Delinquencies	$119	$52	$152	$357	$492

Net Charge-offs - Total Finance Receivables	$4,169	$3,843	$4,306	$4,546	$5,578
% on Average Total Finance Receivables
Annualized	1.87%	1.68%	1.84%	1.90%	2.30%

Net Charge-offs - Equipment Finance	$3,944	$3,618	$3,851	$4,194	$5,132
% on Average Net Investment in Equipment Finance
Annualized	1.82%	1.64%	1.70%	1.81%	2.19%

Net Charge-offs - Working Capital Loans	$225	$224	$456	$352	$446
% of Average Working Capital Loans
Annualized	3.31%	3.10%	6.00%	4.42%	5.28%

Total Allowance for Credit Losses	$14,851	$15,620	$15,570	$15,917	$16,100
% of Total Finance Receivables	1.63%	1.68%	1.62%	1.65%	1.62%
% of 60+ Delinquencies	262.99%	231.92%	259.19%	254.92%	220.79%

Allowance for Credit Losses - Equipment Finance	$13,815	$14,310	$14,236	$14,498	$14,633
% of Net Investment Equipment Finance	1.56%	1.60%	1.53%	1.55%	1.52%
% of 60+ Delinquencies	244.64%	212.48%	239.18%	236.24%	206.10%

Allowance for Credit Losses - Working Capital Loans	$1,036	$1,310	$1,334	$1,419	$1,467
% of Total Working Capital Loans	3.73%	4.25%	4.32%	4.22%	4.02%

Non-accrual - Equipment Finance	$3,065	$3,626	$3,211	$3,392	$3,720
Non-accrual - Equipment Finance	0.30%	0.36%	0.30%	0.32%	0.34%

Non-accrual - Working Capital Loans	$118	$27	$147	$217	$492
Non-accrual - Working Capital Loans	0.42%	0.09%	0.48%	0.65%	1.35%

Non-accrual - Total Finance Receivables	$3,183	$3,653	$3,358	$3,609	$4,212
Non-accrual - Total Finance Receivables	0.31%	0.35%	0.31%	0.33%	0.37%

Restructured - Total Finance Receivables	$4,489	$4,366	$3,747	$3,456	$3,636

Expense Ratios:
Salaries and Benefits Expense	$9,806	$10,023	$9,527	$10,292	$9,908
Salaries and Benefits Expense
Annualized % of Avg. Fin. Recbl.	4.40%	4.39%	4.07%	4.30%	4.08%

Total personnel end of quarter	330	326	320	339	341

General and Administrative Expense	$5,583	$6,571	$6,449	$5,445	$6,450
General and Administrative Expense
Annualized % of Avg. Fin. Recbl.	2.50%	2.88%	2.76%	2.27%	2.66%

Non-Interest Expense/Average Total Managed Assets	6.48%	6.66%	6.20%	5.88%	5.86%
Adjusted Non-Interest Expense/Average Total Managed Assets (3)	6.16%	6.52%	6.06%	5.46%	5.61%

Efficiency Ratio	53.30%	57.08%	55.56%	55.69%	53.11%

Balance Sheet:

Assets
Investment in Leases and Loans	$911,242	$927,752	$959,452	$966,659	$996,384
Initial Direct Costs and Fees	18,029	18,495	19,227	19,683	20,456
Reserve for Credit Losses	(14,851)	(15,620)	(15,570)	(15,917)	(16,100)
Net Investment in Leases and Loans	$914,420	$930,627	$963,109	$970,425	$1,000,740
Cash and Cash Equivalents	67,146	84,891	99,227	88,448	97,156
Restricted Cash	-	-	-	10,049	14,045
Other Assets	58,594	55,707	50,975	57,811	55,105
Total Assets	$1,040,160	$1,071,225	$1,113,311	$1,126,733	$1,167,046

Liabilities
Deposits	809,315	833,145	863,568	700,107	755,776
Total Debt	-	-	-	174,519	150,055
Other Liabilities	51,196	54,153	60,101	58,564	62,704
Total Liabilities	$860,511	$887,298	$923,669	$933,190	$968,535

Stockholders' Equity
Common Stock	$124	$124	$124	$124	$124
Paid-in Capital, net	82,586	82,507	83,472	83,315	83,496
Other Comprehensive Income (Loss)	(96)	(98)	(73)	(149)	(44)
Retained Earnings	97,035	101,394	106,119	110,253	114,935
Total Stockholders' Equity	$179,649	$183,927	$189,642	$193,543	$198,511

Total Liabilities and
Stockholders' Equity	$1,040,160	$1,071,225	$1,113,311	$1,126,733	$1,167,046

Capital and Leverage:
Equity	$179,649	$183,927	$189,642	$193,543	$198,511
Debt to Equity	4.50	4.53	4.55	4.52	4.56
Equity to Assets	17.27%	17.17%	17.03%	17.18%	17.01%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	17.25%	17.35%	17.04%	15.57%	16.38%
Common Equity Tier 1 Risk-based Capital	18.22%	18.33%	18.07%	17.46%	17.50%
Tier 1 Risk-based Capital	18.22%	18.33%	18.07%	17.46%	17.50%
Total Risk-based Capital	19.47%	19.58%	19.33%	18.72%	18.76%

Notes and Footnotes:
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted non-interest expense excludes NON-GAAP non-interest expense items as defined in the reconciliation of GAAP to NON-GAAP financial measures and acquisition related sales commissions and intangible amortization.
**Equipment Finance consists of equipment leases and loans; Working Capital Loans consist of small business loans.

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES
SUPPLEMENTAL ANNUAL DATA
(Dollars in thousands, except share amounts)
(Unaudited)

Year Ended:	2016	2017	2018

Net Income:
Net Income	$17,279	$25,292	$24,980

Annualized Performance Measures:
Return on Average Assets	2.08%	2.59%	2.29%
Return on Average Stockholders' Equity	11.15%	15.38%	13.27%

EPS Data:
Net Income Allocated to Common Stock	$16,761	$24,664	$24,548
Number of Shares - Basic	12,141,595	12,216,020	12,201,465
Basic Earnings per Share	$1.38	$2.02	$2.01

Number of Shares - Diluted	12,150,697	12,249,623	12,273,406
Diluted Earnings per Share	$1.38	$2.01	$2.00

Cash Dividends Declared per share	$0.56	$0.56	$0.56

New Asset Production:
Direct Originations	$50,313	$91,182	$143,057
Indirect Originations	$453,969	$538,263	$561,837
Total Originations	$504,282	$629,445	$704,894

Equipment Finance Originations	$468,505	$570,555	$630,650
Working Capital Loans Originations	$35,777	$58,890	$74,244
Total Originations	$504,282	$629,445	$704,894

Assets originated for sale in the period	$0	$0	$17,596
Assets referred in the period	$17,724	$54,110	$16,830
Total Sourced Originations	$522,006	$683,555	$739,320
Assets sold in the period	$18,132	$66,744	$138,995

Implicit Yield on Direct Originations	23.49%	21.58%	20.63%
Implicit Yield on Indirect Originations	10.35%	10.32%	10.37%
Total Implicit Yield on Total Originations	11.66%	11.95%	12.45%

Implicit Yield on Equipment Finance Originations	9.97%	9.76%	9.88%
Implicit Yield on Working Capital Loans Originations	33.82%	33.19%	34.26%

# of Leases / Loans Equipment Finance	26,632	30,682	31,478
Equipment Finance Approval Percentage	58%	56%	57%
Average Monthly Equipment Finance Sources	1,116	1,198	1,186

Net Interest and Fee Margin (NIM)
Percent of Average Total Finance Receivables:
Interest Income	10.38%	10.33%	10.27%
Fee Income	2.16%	1.76%	1.68%
Interest and Fee Income	12.54%	12.09%	11.95%
Interest Expense	1.08%	1.32%	1.84%
Net Interest and Fee Margin (NIM)	11.46%	10.77%	10.11%

Cost of Funds (1)	1.20%	1.43%	2.02%

Interest Income Equipment Finance	$69,903	$78,171	84,800
Interest Income Working Capital Loans	$4,302	$8,355	10,234

Average Total Finance Receivables	$720,060	$846,743	$944,588
Average Net Investment Equipment Finance	$707,889	$821,972	$913,358
Average Working Capital Loans	$12,171	$24,771	$31,230

End of Period Net Investment Equipment Finance	$777,607	$887,328	$965,351
End of Period Working Capital Loans	$19,110	$27,092	$35,389
Total Owned Net Investment in Leases and Loans (2)	$796,717	$914,420	$1,000,740

Total Assets Serviced for Others	$19,203	$74,359	$164,029

Total Managed Assets	$815,920	$988,779	$1,164,769

Average Total Managed Assets	$731,259	$884,851	$1,053,829

Portfolio Asset Quality:

Total Finance Receivables
30+ Days Past Due Delinquencies	0.80%	1.02%	1.09%
30+ Days Past Due Delinquencies	$7,226	$10,565	$12,295

60+ Days Past Due Delinquencies	0.46%	0.55%	0.65%
60+ Days Past Due Delinquencies	$4,137	$5,647	$7,292

Equipment Finance
30+ Days Past Due Delinquencies	0.82%	1.04%	1.08%
30+ Days Past Due Delinquencies	$7,226	$10,446	$11,803

60+ Days Past Due Delinquencies	0.47%	0.56%	0.65%
60+ Days Past Due Delinquencies	$4,137	$5,647	$7,100

Working Capital Loans
15+ Days Past Due Delinquencies	0.50%	0.95%	1.44%
15+ Days Past Due Delinquencies	$98	$264	$526

30+ Days Past Due Delinquencies	0.00%	0.43%	1.35%
30+ Days Past Due Delinquencies	$0	$119	$492

Net Charge-offs - Total Finance Receivables	$9,890	$14,480	$18,273
% on Average Total Finance Receivables
Annualized	1.37%	1.71%	1.93%

Net Charge-offs - Equipment Finance	$9,528	$13,383	$16,795
% on Average Net Investment in Equipment Finance
Annualized	1.35%	1.63%	1.84%

Net Charge-offs - Working Capital Loans	$362	$1,097	$1,478
% of Average Working Capital Loans
Annualized	2.97%	4.43%	4.73%

Total Allowance for Credit Losses	$10,937	$14,851	$16,100
% of Total Finance Receivables	1.38%	1.63%	1.62%
% of 60+ Delinquencies	264.37%	262.99%	220.79%

Allowance for Credit Losses - Equipment Finance	$10,177	$13,815	$14,633
% of Net Investment Equipment Finance	1.32%	1.56%	1.52%
% of 60+ Delinquencies	245.98%	244.64%	206.10%

Allowance for Credit Losses - Working Capital Loans	$760	$1,036	$1,467
% of Total Working Capital Loans	3.86%	3.73%	4.02%

Non-accrual - Equipment Finance	$2,176	$3,065	$3,720
Non-accrual - Equipment Finance	0.25%	0.30%	0.34%

Non-accrual - Working Capital Loans	$66	$118	$492
Non-accrual - Working Capital Loans	0.34%	0.42%	1.35%

Non-accrual - Total Finance Receivables	$2,242	$3,183	$4,212
Non-accrual - Total Finance Receivables	0.25%	0.31%	0.37%

Restructured - Total Finance Receivables	$769	$4,489	$3,636

Expense Ratios:
Salaries and Benefits Expense	$31,912	$37,569	$39,750
Salaries and Benefits Expense
Annualized % of Avg. Fin. Recbl.	4.43%	4.44%	4.21%

Total personnel end of quarter	318	330	341

General and Administrative Expense	$19,523	$28,272	$24,915
General and Administrative Expense
Annualized % of Avg. Fin. Recbl.	2.71%	3.34%	2.64%

Non-Interest Expense/Average Total Managed Assets	7.05%	7.44%	6.14%
Adjusted Non-Interest Expense/Average Total Managed Assets (3)	7.05%	6.71%	5.90%

Efficiency Ratio	55.77%	61.04%	55.32%

Balance Sheet:

Assets
Investment in Leases and Loans	$793,285	$911,242	$996,384
Initial Direct Costs and Fees	14,369	18,029	20,456
Reserve for Credit Losses	(10,937)	(14,851)	(16,100)
Net Investment in Leases and Loans	$796,717	$914,420	$1,000,740
Cash and Cash Equivalents	61,757	67,146	97,156
Restricted Cash	-	-	14,045
Other Assets	33,684	58,594	55,105
Total Assets	$892,158	$1,040,160	$1,167,046

Liabilities
Deposits	697,357	809,315	755,776
Total Debt	-	-	150,055
Other Liabilities	32,512	51,196	62,704
Total Liabilities	$729,869	$860,511	$968,535

Stockholders' Equity
Common Stock	$126	$124	$124
Paid-in Capital, net	83,503	82,586	83,496
Other Comprehensive Income (Loss)	(138)	(96)	(44)
Retained Earnings	78,798	97,035	114,935
Total Stockholders' Equity	$162,289	$179,649	$198,511

Total Liabilities and
Stockholders' Equity	$892,158	$1,040,160	$1,167,046

Capital and Leverage:
Equity	$162,289	$179,649	$198,511
Debt to Equity	4.30	4.50	4.56
Equity to Assets	18.19%	17.27%	17.01%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	18.36%	17.25%	16.38%
Common Equity Tier 1 Risk-based Capital	19.37%	18.22%	17.50%
Tier 1 Risk-based Capital	19.37%	18.22%	17.50%
Total Risk-based Capital	20.62%	19.47%	18.76%

Notes and Footnotes:
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted non-interest expense excludes NON-GAAP non-interest expense items as defined in the reconciliation of GAAP to NON-GAAP financial measures and acquisition related sales commissions and intangible amortization.
**Equipment Finance consists of equipment leases and loans; Working Capital Loans consist of small business loans.